Five Oaks Investment Corp. Reports Fourth Quarter and Full Year 2014 Financial Results

Loan Aggregation and Securitization Business Now in Operating Phase

NEW YORK, March 16, 2015 /PRNewswire/ -- Five Oaks Investment Corp. (NYSE: OAKS) ("Five Oaks" or "the Company") today announced its financial results for the quarter and the year ended December 31, 2014. For the fourth quarter, the Company reported a GAAP net loss of $4.5 million, or $(0.31) per basic and diluted share, and core earnings* of $4.8 million, or $0.32 per basic and diluted share. For the year, the Company reported GAAP net income of $0.4 million, or $0.03 per basic and diluted share, and core earnings* of $16.0 million, or $1.30 per diluted weighted average common share. The Company also reported a net book value of $11.93 per share on a basic and diluted basis at December 31, 2014.

2014 Highlights

  A positive economic return** on the Company's common stock of 3.5% for 2014 despite a volatile interest rate environment and in a year in which the Company's total capital increased by 86.8%.
  Entered the operational phase of the Company's residential whole loan aggregation and securitization business conducted by Five Oaks Acquisition Corp., the Company's wholly owned subsidiary ("FOAC"); FOAC commenced purchasing prime jumbo loans in May 2014, and by year-end FOAC had approved 24 prime jumbo flow origination sellers, approved and purchased loans directly from 21 bulk and mini-bulk loan originators and had established $375 million in warehouse financing lines.
  $453 million in prime jumbo loans purchased by FOAC; FOAC sold $379 million of the loans into two securitizations and retained the mortgage servicing rights; the Company purchased all of the subordinated Class B certificates and the interest-only securities in both securitizations; all of the assets and liabilities of these securitization trusts were consolidated as of December 31, 2014.
  Two equity tranches totaling $78.6 million issued or backed by the Freddie Mac K-Series acquired by the Company in the secondary market; all the assets and liabilities of the two trusts were consolidated as of December 31, 2014.
  Fixed-rate Agency RMBS assets further reduced from 39.2% of the portfolio as of December 31, 2013 to 10.1% as of the close of 2014.

* Core Earnings is a non-GAAP measure that we define as GAAP net income, excluding impairment losses, realized and unrealized gains or losses on the aggregate portfolio and certain non-recurring upfront costs related to securitization transactions. As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments.

** Economic return is a non-GAAP measure that we define as the sum of the change in net book value per common share and dividends declared on our common stock during the period over the beginning net book value per common share.

Management Observations

David Carroll, Five Oaks' Chairman and CEO commented: "2014 was a transformational year for Five Oaks. With the commencement of FOAC's operations, and our expected launch during the second quarter 2015 of a new Five Oaks proprietary securitization platform for prime jumbo loans, we are poised to move beyond the capital intensive start-up phase of our loan aggregation and securitization business and into a more efficient operating business phase. We believe a substantial amount of the upfront efforts and expenses required to develop this business are now behind us.

The market environment in 2014 was sometimes volatile. In the second half of the year, lower interest rates caused future expectations of prepayments to increase, putting pressure on mortgage-servicing rights prices, interest-only values and AAA securitization spreads. Notwithstanding these pressures, which certainly impacted our fourth quarter results, we were able to produce a positive economic return for the year of 3.5% while raising additional capital necessary to execute on our operating company strategy.

2015 has started out strongly for the prime jumbo securitization market, with over $3.3 billion in issuance to date. The expected issuance of securities via our own securitization platform will be the last piece of the puzzle for us to build a strong operating business and significant franchise value for our Company. Our ability to organically create credit investments and mortgage servicing rights is a transformative step in our company's development, and we believe that having new capital to invest, competitive loan flow and our own issuance platform also allows us to mitigate certain key business risks.

We continue selectively to invest in the multi-family sector, where strong rental growth and declining home ownership levels continue to support the strong fundamentals of the sector. Additionally, as a result of our increased investments in both multi-family and new issue prime jumbo credit, we have further reduced our exposure to fixed rate agency securities, which are now down to only 10% of our portfolio. We anticipate this trend will continue as we recycle capital into newer credit investments with typically lower leverage and less interest rate sensitivity.

We are optimistic about the opportunities we have in front of us in 2015, and are confident that the loan aggregation and securitization business we have developed, together with the credit investments it creates organically, should benefit our Company for years to come."

Capital Allocation

The following table summarizes certain characteristics of our investment portfolio and the related allocation of our equity capital on a non-GAAP combined basis as of December 31, 2014.

For the year ended December 31, 2014	Agency MBS	Multi-Family MBS (1)(2)	Non-Agency RMBS (1)(2)	Residential Loans	Unrestricted Cash (3)	Total
Amortized Cost	312,341,969	163,105,006	366,729,712	54,348,737	32,274,285	928,799,709
Market Value	314,830,685	165,743,896	374,216,615	58,153,526	32,274,285	945,219,007
Repurchase Agreements (5)	(298,783,000)	(109,280,000)	(285,844,000)	(50,263,852)	-	(744,170,852)
Hedges	(1,626,011)	-	-	(135,183)	-	(1,761,194)
Other (4)	1,233,679	129,452	532,795	593,971	(379,372)	2,110,525
Restricted Cash	7,176,205	229,347	3,638,762	356,330	-	11,400,644
Equity Allocated	22,831,558	56,822,695	92,544,172	8,704,792	31,894,913	212,798,130

Debt/Net Equity (6)	13.09	1.92	3.09	5.77	-	3.49

For the year ended December 31, 2014	Agency MBS	Multi-Family MBS	Non-Agency RMBS	Residential Loans	Unrestricted Cash	Total
Yield on Earning Assets (7)	2.69%	8.08%	6.81%	4.15%	-	5.33%
Less Cost of Funds (8)	1.44%	1.76%	1.45%	2.86%	-	1.59%
Net Interest Margin (9)	1.25%	6.32%	5.36%	1.29%	-	3.74%

(1)

Information with respect to Non-Agency RMBS and Multi-Family MBS, related repurchase agreement borrowings, and the resulting total is presented on a non-GAAP basis. On a GAAP basis, which excludes the impact of Non-Agency RMBS underlying our Linked Transactions, consolidation of the FREMF 2011-K13, FREMF 2012-KF01, JPMMT 2014-OAK4 and CSMC 2014-OAK1 Trusts, and $70,864,063 of residential securitized debt obligations sold but not settled as of December 31, 2014, the fair value of our investments in Non-Agency RMBS is $53,485,000.

(2)

Includes the fair value of our net investments in the FREMF 2011-K13, FREMF 2012-KF01, JPMMT 2014-OAK4, and CSMC 2014-OAK1 Trusts, and $70,864,063 of residential securitized debt obligations sold but not settled as of December 31, 2014.

(3)	Includes cash and cash equivalents.
(4)	Includes interest receivable, goodwill, prepaid and other assets, interest payable, dividend payable and accrued expenses and other liabilities.
(5)

Information is presented on a non-GAAP basis which includes $85,497,000.00 and $63,796,000.00 of repurchase agreements that were linked to Non-Agency RMBS and Multi-Family MBS respectively. On a GAAP basis, Five Oaks had $200,347,000.00 of Non-Agency RMBS repurchase agreements and $63,796,000.00 of Multi-Family MBS repurchase agreements.

(6)	Ratio is a reflection of the average haircuts for each asset categories. It does not reflect or include the unrestricted cash that the Company set aside for these asset categories.
(7)	Information is presented on a non-GAAP basis. On a GAAP basis, which excludes the impact of Linked Transactions, the total yield on average interest earning assets is 3.44%.
(8)

Information presented on a non-GAAP basis. Our Cost of Funds includes the impact of our liability interest rate hedging activities. On a GAAP basis, which excludes the impact of Linked Transactions, the average cost of funds is 0.99%.

(9)	Net Interest Margin is the difference between our Yield on Earning Assets and our Cost of Funds.

Comparative Expenses

The following table provides a detailed breakdown of the composition of our expenses on a non-GAAP basis for the quarter and the year ended December 31, 2014:

Expenses	For the quarter ended December 31, 2014	For the year ended December 31, 2014

Management Fees	$ 747,026	$ 2,627,592
G&A Expenses (1)	$ 528,161	$ 1,770,645
Operating Expenses Reimbursable to Manager	$ 864,270	$ 3,247,683
Other Operating Expenses	$ 1,560,413	$ 2,504,741
Compensation Expenses	$ 67,745	$ 253,635
Total Expenses	$ 3,767,615	$ 10,404,296

Period-End Capital	$ 212,798,130	$ 212,798,130

Management Fees	$ 747,026	$ 2,627,592
G&A, Other Operating and Reimbursable Expenses	$ 1,350,891	$ 4,916,824
Compensation Expenses	$ 67,745	$ 253,635
Expenses related to Prime Jumbo Loans	$ 1,601,953	$ 2,606,245

Management Fees as % of Capital	1.40%	1.23%
G&A, Other, Reimbursable and Compensation as % of Capital	2.67%	2.43%
Expenses related to Prime Jumbo Loans as % of Capital	3.01%	1.22%

(1) Excludes $1,011,625 and $1,130,431 in expense attributable to the consolidated securitization trusts for the quarter and year ended December 31, 2014, respectively.

The decline in G&A, Other Operating, Reimbursable and Compensation Expenses as a percentage of Capital over the past year is a function of our increased capital base.

The increase in expenses related to the Prime Jumbo loan business is due to the increase in our investment in this asset class. The prime jumbo mortgage loan strategy typically has higher costs than a CUSIP-only business model because it is more operationally intensive.

Going forward, we anticipate that the ongoing recurring costs of our FOAC business should be covered by net interest income plus gain on sale from the disposition of such aggregated loans through securitizations or sales of whole loan packages.

Operating Performance

The following table summarizes the Company's GAAP and non-GAAP earnings measurements for the respective periods in 2014.

	Three months Ended December 31, 2014			Year-Ended December 31, 2014

Earnings	Earnings	Per diluted weighted share	Annualized return on average equity	Earnings	Per diluted weighted share	Annualized return on average equity
Core Earnings *	$ 4,769,308	$ 0.32	10.1%	$ 16,044,059	$ 1.30	9.8%
GAAP Net Income (Loss)	$ (4,493,868)	$ (0.31)	-9.5%	$ 426,490	$ 0.03	0.3%
Comprehensive Income (Loss)	$ (2,711,422)	$ (0.18)	-5.7%	$ 18,729,794	$ 1.52	11.4%

Weighted Ave Shares Outstanding		14,718,750			12,358,587
Weighted Average Equity		$ 189,857,282			$ 164,291,835

Stockholders' Equity and Book Value Per Share

As of December 31, 2014, our stockholders' equity was $212.8 million and our book value per common share was $11.93 on a basic and fully diluted basis.

Dividends

The Company declared a dividend of $0.125 per share of common stock for the months of January, February and March 2015. Based on the closing price of $10.80 as at December 31, 2014, this equates to an annualized dividend yield of 13.9%.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the U.S. securities laws that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. You can identify forward-looking statements by use of words such as "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. Forward-looking statements are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission's website at www.sec.gov.

All subsequent written and oral forward-looking statements that the Company makes, or that are attributable to the Company, are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

For financial statement reporting purposes, GAAP requires us to account for certain of our Non-Agency RMBS and Multi-Family MBS and the associated repurchase agreement financing as Linked Transactions, and requires us to consolidate the assets and liabilities of the FREMF 2011-K13 Trust; FREMF 2012-KF01; JPMMT 2014-OAK4 and CSMC 2014-OAK1. However, in managing and evaluating the composition and performance of our MBS portfolio, we do not view the purchase of our Non-Agency RMBS or Multi-Family MBS and the associated repurchase agreement financing as transactions that are linked, and our maximum exposure to loss from consolidation of the consolidated trusts is limited to the fair value of our net investments therein. We therefore have also presented certain information that includes the Non-Agency RMBS underlying our Linked Transactions, and Multi-Family MBS underlying both Linked Transactions and our net investments in the consolidated trusts. This information as well as core earnings, economic return and comparative expenses constitute non-GAAP financial measures within the meaning of Regulation G, as promulgated by the SEC. While we believe the non-GAAP information included in this press release provides supplemental information to assist investors in analyzing that portion of our portfolio composed of Non-Agency RMBS and Multi-Family MBS, and to assist investors in comparing our results with other peer issuers, these measures are not in accordance with GAAP, and they should not be considered a substitute for, or superior to, our financial information calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

Reconciliation of GAAP to Core Earnings

GAAP to Core Earnings Reconciliation	Three months Ended	Year-Ended
	December 31, 2014	December 31, 2014
Reconciliation of GAAP to non-GAAP Information
Net Income (loss) attributable to common shareholders	$ (4,493,868)	$ 426,490
Adjustments for non-core earnings
Realized (Gain) Loss on sale of investments, net	$ (5,704,663)	$ (3,271,592)
Unrealized (Gain) Loss and net interest income from Linked Transactions	$ 4,853,074	$ (10,605,848)
Realized (Gain) Loss on derivative contracts, net	$ 7,442,776	$ 18,214,460
Unrealized (Gain) Loss on derivative contracts, net	$ 1,840,122	$ 2,931,249
Realized (Gain) Loss on mortgage loans held-for-sale	$ 703,839	$ 776,971
Unrealized (Gain) Loss on mortgage loans held-for-sale	$ 237,609	$ (329,728)
Unrealized (Gain) Loss on multi-family loans held in securitization trusts	$ (1,188,157)	$ (1,473,485)
Unrealized (Gain) Loss on residential loans held in securitization trusts	$ (3,059,647)	$ (3,059,647)
Other income	$ (59,590)	$ (59,590)
Subtotal	$ 5,065,363	$ 3,122,790

Underlying Linked Transactions:
Interest income attributable to AFS	$ 4,050,183	$ 15,427,633
Interest expense attributable to Linked repurchase agreement borrowings	$ (766,228)	$ (2,893,875)
Net Interest Income for Underlying Linked Transactions	$ 3,283,955	$ 12,564,372
Other Adjustments
Recognized compensation expense related to restricted common stock	$ 32,744	$ 113,635
Net swap interest expense	$ (720,838)	$ (3,495,232)
Adjustment for contractual net interest accrued on forwards	$ -	$ 705,049
Adjustment attributable to loan acquisition	$ 1,601,953	$ 2,606,245

Core Earnings	$ 4,769,308	$ 16,044,059

Weighted average shares outstanding - Basic and Diluted	14,718,750	12,358,587

Core Earnings per weighted share outstanding - Basic and Diluted	$ 0.32	$ 1.30

Additional Information

As of December 31, 2014, we have determined that we were the primary beneficiary of two Multi-Family MBS securitization trusts, the FREMF 2011-K13 Trust, and the FREMF 2012-KF01 Trust. As a result, we are required to consolidate the trusts' underlying multi-family loans together with their liabilities, income and expenses in our consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the trusts, which requires that changes in valuation in the assets and liabilities of these trusts be reflected in our consolidated statements of operations.

A reconciliation of our net capital investment in multi-family investments to our financial statements as of December 31, 2014 is set forth below:

Multi-Family Loans held in securitization trusts, at fair value	$ 1,756,307,072
Multi-Family Securitized Debt Obligations (non-recourse)	$ (1,676,373,521)
Net Carrying Value	$ 79,933,551
Multi-Family MBS (1)	$ 34,871,194
Multi-Family MBS PO	$ 50,939,151
Cash and Other	$ 358,799
Repurchase Agreements	$ (109,280,000)
Net Capital in Multi-Family MBS	$ 56,822,695

(1) Excludes $23,355,149 in Multi-Family MBS that is consolidated

As of December 31, 2014, we have determined that we were the primary beneficiary of two prime jumbo residential mortgage securitization trusts, JPMMT 2014-OAK4 and CSMC 2014-OAK1. As a result, we are required to consolidate the trusts' underlying prime jumbo residential loans together with their liabilities, income and expenses in our consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the trusts, which requires that changes in valuation in the assets and liabilities of the trusts be reflected in our consolidated statements of operations.

A reconciliation of our net capital investment in Non-Agency RMBS to our financial statements as of December 31, 2014 is set forth below:

Residential Loans held in securitization trusts, at fair value (1)	$ 630,001,885
Residential Securitized Debt Obligations (non-recourse)	$ (504,562,700)
Net Carrying Value	$ 125,439,185
Non-Agency RMBS (2)	$ 177,913,366
Unsettled Non-Agency RMBS sale (3)	$ 70,864,063
Cash and Other	$ 4,171,557
Repurchase Agreements	$ (285,844,000)
Net Capital in Non-Agency RMBS	$ 92,544,172

(1)	Excludes $3,475,144 in Mortgage Servicing Rights
(2)	Includes $53,485,053 of Non-Agency RMBS on a GAAP basis and $124,428,313 of Non-Agency RMBS that are accounted for under Linked Transactions and not consolidated
(3)	Settled on January 15, 2015

Five Oaks Investment Corp.

Five Oaks Investment Corp. is a real estate investment trust ("REIT"), and as a "hybrid" REIT is focused on investing in, financing and managing a portfolio of mortgage-backed securities ("MBS"), including residential mortgage-backed securities ("RMBS"), multi-family mortgage-backed securities ("Multi-Family MBS"), residential mortgage loans, mortgage servicing rights and other mortgage related investments. The Company's objective is to deliver attractive risk-adjusted returns to its investors, primarily through dividends and secondarily through capital appreciation, via an investment approach centered on taking advantage of relative value opportunities available across the whole residential mortgage market.

Five Oaks Investment Corp. is externally managed and advised by Oak Circle Capital Partners LLC.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/ or the Company website www.fiveoaksinvestment.com or by directing requests to: Five Oaks Investment Corp., 540 Madison Avenue, 19th Floor, New York, NY 10022, Attention: Investor Relations.

FIVE OAKS INVESTMENT CORP. AND SUBSIDIARIES
Consolidated Statements of Operations

	Year Ended	Year Ended
	December 31, 2014	December 31, 2013

Revenues:
Interest income:
Available-for-sale securities	$16,560,338	$16,411,730
Mortgage loans held-for-sale	3,634,264	-
Multi-family loans held in securitization trusts	21,158,102	-
Residential loans held in securitization trusts	4,438,634	-
Cash and cash equivalents	21,274	11,843
Interest expense:
Repurchase agreements - available-for-sale securities	(2,661,329)	(2,243,565)
Repurchase agreements - mortgage loans held-for-sale	(2,203,961)	-
Multi-family securitized debt obligations	(19,400,851)	-
Residential securitized debt obligations	(3,575,168)	-

Net interest income	17,971,303	14,180,008

Other income:
Realized gain (loss) on sale of investments, net	3,271,592	(31,581,087)
Unrealized gain and net interest income from Linked Transactions	10,605,848	5,838,309
Realized gain (loss) on derivative contracts, net	(18,214,460)	18,812,854
Unrealized gain (loss) on derivative contracts, net	(2,931,249)	878,100
Realized (loss) on mortgage loans held-for-sale	(776,971)	-
Unrealized gain on mortgage loans held-for-sale	329,728	-
Unrealized gain on multi-family loans held in securitization trusts	1,473,485	-
Unrealized gain on residential loans held in securitization trusts	3,059,647	-
Other income	59,590	-

Total other income (loss)	(3,122,790)	(6,051,824)

Expenses:
Management fee	2,627,592	1,287,077
General and administrative expenses	2,901,076	992,115
Operating expenses reimbursable to Manager	3,247,683	2,103,223
Other operating expenses	2,504,741	288,416
Compensation expense	253,635	230,923

Total expenses	11,534,727	4,901,754

Net income (loss)	$3,313,786	$3,226,430

Dividends to preferred stockholders	(2,887,296)	(44,827)

Net income (loss) attributable to common stockholders	$426,490	$3,181,603

Earnings (loss) per share:
Net income attributable to common stockholders (basic and diluted)	$426,490	$3,181,603
Weighted average number of shares of common stock outstanding	12,358,587	6,132,702
Basic and diluted income per share	$0.03	$0.52
Dividends declared per share of common stock	$1.47	$1.64

FIVE OAKS INVESTMENT CORP. AND SUBSIDIARIES
Consolidated Statements of Operations
	Three Months Ended
	December 31,
	2014	2013
	(unaudited)	(unaudited)
Revenues:
Interest income:
Available-for-sale securities	$ 3,656,100	$ 3,935,387
Mortgage loans held-for-sale	2,316,679	-
Multi-family loans held in securitization trusts	18,724,784	-
Residential loans held in securitization trusts	4,438,634	-
Cash and cash equivalents	2,879	1,915
Interest expense:
Repurchase agreements - available-for-sale securities	(864,007)	(570,070)
Repurchase agreements - mortgage loans held-for-sale	(1,476,956)	-
Multi-family securitized debt obligations	(17,161,054)	-
Residential securitized debt obligations	(3,575,168)	-

Net interest income	6,061,891	3,367,232

Other income:
Realized gain (loss) on sale of investments, net	5,704,663	(222,321)
Unrealized gain (loss) and net interest income from Linked Transactions	(4,853,074)	5,726,404
Realized (loss) on derivative contracts, net	(7,442,776)	(654,048)
Unrealized gain (loss) on derivative contracts, net	(1,840,122)	4,052,176
Realized (loss) on mortgage loans held-for-sale	(703,839)	-
Unrealized (loss) on mortgage loans held-for-sale	(237,609)	-
Unrealized gain on multi-family loans held in securitization trusts	1,188,157	-
Unrealized gain on residential loans held in securitization trusts	3,059,647	-
Other income	59,590	-

Total other income (loss)	(5,065,363)	8,902,211

Expenses:
Management fee	747,026	345,911
General and administrative expenses	1,539,786	462,679
Operating expenses reimbursable to Manager	864,270	561,124
Other operating expenses	1,560,413	85,495
Compensation expense	67,745	71,730

Total expenses	4,779,240	1,526,939

Net income (loss) before provision from income taxes	$ (3,782,712)	$ 10,742,504
(Provision for) benefit from income taxes	$ 179,136	$ -
Net income (loss)	$ (3,603,576)	$ 10,742,504
Dividends to preferred stockholders	(890,292)	(42,501)
Net income (loss) attributable to common stockholders	$ (4,493,868)	$ 10,700,003

Earnings (loss) per share:
Net income attributable to common stockholders (basic and diluted)	$ (4,493,868)	$ 10,700,003
Weighted average number of shares of common stock outstanding	14,718,750	7,389,250
Basic and diluted income per share	$ (0.31)	$ 1.45
Dividends declared per share of common stock	$ 0.38	$ 0.38

FIVE OAKS INVESTMENT CORP. AND SUBSIDIARIES
Consolidated Balance Sheets

	December 31, 2014	December 31, 2013

ASSETS
Available-for-sale securities, at fair value (includes pledged securities of $366,103,204 and $444,984,955 for December 31, 2014 and December 31, 2013, respectively)	$368,315,738	$444,984,955
Mortgage loans held-for-sale, at fair value	54,678,382	-
Multi-family loans held in securitization trusts, at fair value	1,750,294,430	-
Residential loans held in securitization trusts, at fair value	631,446,984	-
Linked transactions, net, at fair value	60,818,111	33,352,562
Cash and cash equivalents	32,274,285	33,062,931
Restricted cash	11,400,645	13,343,173
Deferred offering costs	945,661	-
Accrued interest receivable	10,962,663	1,045,191
Investment related receivable	979,509	506,892
Derivative assets, at fair value	21,550	1,839,154
Other assets	71,599	66,547

Total assets	$2,922,209,557	$528,201,405

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Repurchase agreements:
Available-for-sale securities	$544,614,000	$412,172,000
Mortgage loans held-for-sale	50,263,852	-
Multi-family securitized debt obligations	1,670,573,456	-
Residential securitized debt obligations	432,035,976	-
Derivative liabilities, at fair value	2,289,058	839,413
Accrued interest payable	8,238,924	274,615
Dividends payable	39,132	42,501
Fees and expenses payable to Manager	1,062,000	330,000
Other accounts payable and accrued expenses	295,029	617,514

Total liabilities	2,709,411,427	414,276,043

STOCKHOLDERS' EQUITY:
Preferred Stock: par value $0.01 per share; 50,000,000 shares authorized, 8.75% Series A cumulative redeemable, $25 liquidation preference, 1,610,000 and 800,000 issued and outstanding at December 31,
2014 and December 31, 2013, respectively	37,156,972	18,060,898
Common Stock: par value $0.01 per share; 450,000,000 shares authorized, 14,718,750 and 7,389,250
shares issued and outstanding, at December 31, 2014 and December 31, 2013, respectively	146,953	73,563
Additional paid-in capital	189,332,874	110,129,489
Accumulated other comprehensive income (loss)	7,208,350	(11,094,954)
Cumulative distributions to stockholders	(32,406,541)	(11,289,370)
Accumulated earnings	11,359,522	8,045,736

Total stockholders' equity	212,798,130	113,925,362

Total liabilities and stockholders' equity	$2,922,209,557	$528,201,405

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CONTACT: David Oston, Chief Financial Officer, Five Oaks Investment Corp., (212) 257 5073